UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported) May 8, 2014

   Build-A-Bear Workshop, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

         (314) 423-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (d)     On May 8, 2014, Mr. Michael Shaffer was elected to the board of directors (the “Board”) of Build-A-Bear Workshop, Inc. (the “Company”) by the Board. Mr. Shaffer will serve as a Class II director and his term will expire at the 2015 annual meeting of stockholders of the Company.

     There is no arrangement or understanding between Mr. Shaffer and any other person pursuant to which Mr. Shaffer was elected as a director. Mr. Shaffer was determined to be independent by the Board and will serve as Chairman of the Board’s Audit Committee and a member of the Board’s Nominating and Corporate Governance Committee.

     In addition, in connection with his election to the Board and in accordance with the Company’s non-employee director compensation policies, the Compensation and Development Committee (the “Compensation Committee”) approved an award to Mr. Shaffer of 5,495 shares of restricted stock under the Company's Third Amended and Restated 2004 Stock Incentive Plan. Pursuant to his restricted stock award agreement, the shares will vest May 8, 2015, subject to Mr. Shaffer’s continued service on the Company’s Board. Mr. Shaffer’s ongoing annual compensation will be consistent with that provided to the Company’s other non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission (the “SEC”).

     The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Shaffer had, or will have, a direct or indirect material interest.

     On May 12, 2014, the Company issued a press release announcing the election of Mr. Shaffer to the Board, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K

     (e)      On March 18, 2014, the Board adopted, subject to stockholder approval, certain amendments to the Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan restated in the Third Amended and Restated 2004 Stock Incentive Plan (the “Amended Incentive Plan”). On May 8, 2014, at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved the Amended Incentive Plan. The Amended Incentive Plan, which is administered by the Compensation Committee, permits the grant of stock options (including both incentive and non-qualified stock options), stock appreciation rights, restricted stock, cash or stock and other stock-based awards, some of which may be performance-based pursuant to the terms of the Amended Incentive Plan. The Board may amend, modify or terminate the Amended Incentive Plan at any time, except as provided in the Amended Incentive Plan. The Amended Incentive Plan will terminate on March 18, 2024, unless earlier terminated by the Board.

Among other things, the amendments:

●

Provide that the number of shares authorized for issuance under the Amended Incentive Plan as of December 29, 2013 is 1,475,000, subject to adjustments as described in the Amended Incentive Plan and below;

●	amend the share counting method with respect to awards issued under the Amended Incentive Plan;

●	implement changes required to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended;

●	clarify the method by which exercise prices of options and SARs may be paid;

●	specify the methods by which the payment of required federal, state and local taxes with respect to awards may be satisfied;

●	revise the performance measures upon which performance-based awards may be conditioned; and

●	make certain other ministerial changes.

Under the Amended Incentive Plan, a recipient of restricted stock or non-qualified stock options, or both, will enter into a Restricted Stock & Non-Qualified Stock Option Agreement (the “Award Agreement”) which sets forth terms applicable to awards in addition to those terms contained in the Amended Incentive Plan. With respect to restricted stock, the Award Agreement provides for the following, among other things:

●

The restricted stock award vests in three equal annual installments, beginning on the first anniversary of the grant date, as long as the recipient is still an employee of the Company on the respective annual grant date anniversary;

●	In the event of the death or disability of the recipient or a change of control, the restricted stock award shall fully vest; and

●	Recipients are entitled to all rights of a stockholder with respect to the shares of restricted stock as of the grant date, including the right to vote and receive dividends.

With respect to non-qualified stock options, the Award Agreement provides for the following, among other things:

●	The options vest in three equal annual installments, beginning on the first anniversary of the grant date;

●	The options expire 10 years from the date of grant;

●	In the event of a change of control, all unvested stock options shall become exercisable;

●

In the event of termination of the recipient’s employment for a reason other than cause, the options, if exercisable on the termination date, shall be exercisable for up to 90 days after the termination date and may be exercised for a longer period, as the Compensation Committee may permit in its sole discretion, but not after 10 years from the date of grant;

●

In the event of the death of the recipient while he or she is employed by the Company, or within three months after the termination of his or her employment for a reason other than cause, the options shall become fully vested and may be exercised by the recipient’s representatives at any time within one year after his or her death, but not after 10 years from the date of grant; and

●

In the event of the recipient’s disability, the options shall become fully vested and may be exercised by the recipient at any time within three months after his or her employment is terminated, but not after 10 years from the date of grant.

The foregoing summaries of the Amended Incentive Plan and the Award Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the Amended Incentive Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the SEC on April 4, 2014.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 8, 2014. The following proposals were submitted by the Board to a vote of the Company’s stockholders and the final results of the voting on each proposal are noted below.

Proposal 1.     Election of Directors

The following two directors were nominated to serve for three-year terms expiring at the 2017 annual meeting of stockholders or until their successors are duly elected and qualified. The two directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
Maxine Clark	10,552,708	2,135,022	2,941,435
Sharon John	12,350,280	337,450	2,941,435

Proposal 2.     Ratification of Appointment of Independent Accountants

The stockholders were asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2015. The appointment was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
15,144,252	337,562	147,351	—

Proposal 3.     Advisory Vote Approving Executive Compensation

The stockholders were asked to approve the executive compensation as disclosed in the Compensation Discussion and Analysis included in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the SEC. The proposal was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
11,502,627	925,605	259,498	2,941,435

Proposal 4.     Approval of the Company’s Third Amended and Restated 2004 Stock Incentive Plan

The stockholders were asked to approve the Build-a-Bear Workshop, Inc. Third Amended and Restated 2004 Stock Incentive Plan. The proposal was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
11,417,790	1,167,785	102,155	2,941,435

Item 9.01           Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description of Exhibit

10.1	Third Amended and Restated Build-A-Bear Workshop, Inc. 2004 Stock Incentive Plan
10.2	Form of Restricted Stock and Non-Qualified Stock Option Grant Agreement under the Build-A-Bear Workshop, Inc. 2004 Stock Incentive Plan
99.1	Press release dated as of May 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date:	May 12, 2014	By:	/s/ Tina Klocke
			Name:	Tina Klocke
			Title:	Chief Operations and Financial
Bear and Treasurer